                                                                   Exhibit 99.13


                       Consent of Designated Director



Pursuant to Rule 438 promulgated under the Securities Act of 1933, I, Samson Poomaihealani, hereby consent to be designated a director of Aloha Holdings, Inc. in the Registration Statement on Form S-4 of TurnWorks Acquisition III, Inc., initially filed with the Securities and Exchange Commission on February 14, 2002 and any amendments thereto.

Dated:   February 8, 2002


                                         /s/ Samson Poomaihealani
                                         ------------------------